EXHIBIT 99.2

DOLPHIN ENTERTAINMENT, INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Dolphin Entertainment, Inc. and its wholly owned subsidiaries (hereinafter referred to as “Dolphin” or “the Company”) and Socialyte, LLC (“Socialyte”) after giving effect to Dolphin’s acquisition of Socialyte that was completed on November 14, 2022 (the “Closing Date”).  The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 is presented as if the acquisition of Socialyte had occurred on September 30, 2022.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the nine months ended September 30, 2022 are presented as if the acquisition had occurred on January 1, 2021.  The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to reflect certain reclassifications to conform with current financial statement presentation.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Closing Date).  Accordingly, the aggregate value of the consideration paid by Dolphin to complete the acquisition was allocated to the assets acquired and liabilities assumed from Socialyte based upon estimated fair value on the closing date of the acquisition.  Dolphin has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from Socialyte and the related allocations of purchase price, nor has Dolphin identified all adjustments necessary to conform Socialyte’s accounting policies to Dolphin’s accounting policies. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made.  Dolphin estimated the fair value of Socialyte’s assets and liabilities based on discussion with Socialyte’s management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, adjustments to the fair value of relevant balance sheet amounts may result in material differences from the information presented herein.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future.  The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of incremental costs incurred to integrate the two companies.

Dolphin will finalize the acquisition accounting as soon as practicable within the required measurement period prescribed by Accounting Standards Codification (“ASC”) 805, but in no event later than one year following the Closing Date. The unaudited pro forma condensed combined financial information has been presented for informational purposes only and should not be relied upon. The unaudited pro forma condensed combined financial information should be read in conjunction with Dolphin’s historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2021 and quarterly financial statements on Form 10-Q for the nine months ended September 30, 2022 and the historical consolidated audited financial statements of Socialyte for the year ended December 31, 2021 and the historical unaudited financial statements of Socialyte for the nine months ended September 30, 2022 contained in this Form 8-K.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2022

	Dolphin Entertainment, Inc. (Historical)	Socialyte (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current
Cash and cash equivalents	$4,452,562	$205,822	$(2,123,000)	(a)	$2,535,384
Restricted cash	1,140,483	—			1,140,483
Accounts receivable:
Trade, net	4,757,499	3,919,324	—		8,676,823
Other receivables	2,061,845	—	—		2,061,845
Notes receivable	4,323,153	—	—		4,323,153
Other current assets	890,645	216,005	—		1,106,650
Total current assets	17,626,187	4,341,151	(2,123,000)		19,844,338
Capitalized production costs, net	1,598,412	—	—		1,598,412
Employee receivable	572,085	—	—		572,085

Right-of-use asset	7,894,850	—	—		7,894,850
Goodwill	20,021,357	321,490	9,324,511	(b)	29,667,358
Intangible assets, net	5,116,568	—	5,080,000	(c)	10,196,568
Property, equipment and leasehold improvements, net	315,004	30,827	—		345,831
Other long-term assets	2,581,005	2,800,704	(2,800,704)	(d)	2,581,005
Total Assets	$55,725,468	$7,494,172	$9,480,807		$72,700,447
LIABILITIES
Current
Accounts payable	$1,572,855	$2,628,590	$—		$4,201,445
Notes payable, current portion	516,036	—	3,000,000	(e)	3,516,036
Contingent consideration	500,000	—	—		500,000
Term loan, current portion	—	—	428,571	(e)	428,571
Line of credit	—	1,500,000	(1,500,000)	(f)	—
Accrued interest - related party	1,650,635	—	—		1,650,635
Accrued compensation - related party	2,625,000	—	—		2,625,000
Loan from related party	—	212,577	(212,577)	(d)	—
Lease liability, current portion	2,033,780	—	—		2,033,780
Deferred revenue	911,970	1,475,742	—		2,387,712
Other current liabilities	5,692,600	1,494,069	—		7,186,669
Total current liabilities	15,502,876	7,310,978	1,715,994		24,529,848
Notes payable	380,859	—	—		380,859
Convertible notes payable	2,400,000	—	—		2,400,000
Convertible notes payable at fair value	420,613	—	—		420,613
Term loan	—	—	2,502,256	(e)	2,502,256
Loan from related party	1,107,873	—	—		1,107,873
Contingent consideration	205,000	—	—		205,000
Lease liability	6,581,512	—	—		6,581,512
Deferred tax liability	97,879	—	—		97,879
Warrant liability	30,000	—	—		30,000
Other noncurrent liabilities	18,915	—	—		18,915
Total Liabilities	26,745,527	7,310,978	4,218,250		38,274,755
STOCKHOLDERS' EQUITY
Total Stockholders' Equity	$28,979,941	$183,194	$5,262,557	(g)	$34,425,692
Total Liabilities and Stockholders' Equity	$55,725,468	$7,494,172	$9,480,807		$72,700,447

See accompanying notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations

For the nine months ended September 30, 2022

	Dolphin Entertainment, Inc. (Historical)	Socialyte (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$29,366,748	$4,625,908	$—		$33,992,656
Operating expenses	30,975,282	4,835,576	456,795	(c)	36,267,653
Loss from operations	(1,608,534)	(209,668)	(456,795)		(2,274,997)

Gain on extinguishment of debt	—	716,343	—		716,343
Change in fair value of convertible note	577,522	—	—		577,522
Change in fair value of warrants	105,000	—	—		105,000
Interest expense	(400,884)	(31,365)	(144,856)	(e)	(577,105)
(Loss) income before income taxes and equity in losses of unconsolidated affiliates	(1,326,896)	475,310	(601,651)		(1,453,237)
Income tax expense	(21,672)	—	—		(21,672)
(Loss) income before equity in losses of unconsolidated affiliates	(1,348,568)	475,310	(601,651)		(1,474,909)
Equity in losses of unconsolidated affiliates	(143,623)	—	—		(143,623)
Net (loss) income	$(1,492,191)	$475,310	$(601,651)		$(1,618,532)

Loss Per Share:
Basic	$(0.16)			(i)	$(0.14)
Diluted	$(0.23)				$(0.20)

Weighted average number of shares used in per share calculation:
Basic	9,307,830				11,339,249
Diluted	9,437,807				11,469,226

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Unaudited Pro Forma Condensed Combined Statements of Operations

For the year ended December 31, 2021

	Dolphin Entertainment, Inc. (Historical)	Socialyte (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$35,727,199	$8,210,737	$—		$43,937,936
Operating expenses	41,230,889	6,454,156	826,645	(c),(h)	48,511,690
(Loss) income from operations	(5,503,690)	1,756,581	(826,645)		(4,573,754)

Gain on extinguishment of debt	2,988,779	629,377	—		3,618,156
Change in fair value of convertible note	(570,844)	—	—		(570,844)
Change in fair value of warrants	(2,482,877)	—	—		(2,482,877)
Change in fair value of put rights	(71,106)	—	—		(71,106)
Other expenses	—	(205,900)			(205,900)
Interest expense	(785,209)	(95,945)	(249,189)	(e)	(1,130,343)
(Loss) income before income taxes	(6,424,947)	2,084,113	(1,075,834)		(5,416,668)
Income tax expense	(37,356)	—	—		(37,356)
Net (loss) income	$(6,462,303)	$2,084,113	$(1,075,834)		$(5,454,024)

Loss Per Share:
Basic	$(0.85)			(i)	$(0.57)
Diluted	$(0.85)				$(0.57)

Weighted average number of shares used in per share calculation:
Basic	7,614,774				9,640,699
Diluted	7,614,774				9,640,699

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE TRANSACTION

 On the Closing Date, Dolphin, through its wholly-owned subsidiary Social MidCo, LLC (“MidCo”), acquired all of the issued and outstanding membership interest of Socialyte, a Delaware limited liability company, pursuant to a membership interest purchase agreement dated the Closing Date (the “Purchase Agreement”), between the Company and NSL Ventures, LLC, (the “Seller”). Socialyte is a NY and Los Angeles-based creative agency specializing in social media influencer marketing campaigns for brands.

The consideration paid by the Company in connection with the acquisition of Socialyte is $13,499,578, including working capital and cash adjustments pursuant to the Purchase Agreement of $1,869,697, plus the potential to earn up to an additional $5,000,000 upon completion of an earn-out based on meeting certain financial targets during the year ended December 31, 2022. On the Closing Date, the Company paid the Seller $5,053,827 cash, issued the Seller 1,346,257 shares of its Common Stock and issued the Seller a $3,000,000 unsecured promissory note, which is to be repaid in two equal installments on June 30, 2023 and September 30, 2023. In addition, the Company issued 685,234 shares of its Common Stock in satisfaction of the Closing Date working capital adjustment. The Company partially financed the cash portion of the consideration with a $3,000,000 five-year secured loan (the “Term Loan”) from Bank Prov with MidCo and Socialyte as co-borrowers. The Company also entered into a guaranty of the Term Loan.

NOTE 2 –BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of September 30, 2022, combines the historical consolidated balance sheet of Dolphin with the historical consolidated balance sheet of Socialyte and has been prepared as if the Socialyte acquisition had occurred on September 30, 2022.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the nine months ended September 30, 2022, combines the historical consolidated statement of operations of Dolphin with the historical consolidated statement of operations of Socialyte and was prepared as if the acquisition had occurred on January 1, 2021.  The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to reflect certain reclassifications to conform with current financial statement presentation.

Dolphin accounted for the acquisition in the unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”).  In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Closing Date.  Goodwill as of the Closing Date is measured as the excess of purchase consideration over the fair value of the net tangible and identifiable assets acquired.

The pro forma adjustments described below were developed based on Dolphin management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Socialyte based on preliminary estimates to fair value.  The final purchase consideration and allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after the final valuation procedures are performed and the amounts are finalized.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

Dolphin expects to incur costs and realize benefits associated with integrating the operations of Dolphin and Socialyte.  The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.  The unaudited pro forma condensed combined statement of operations does not reflect any non-recurring charges directly related to the acquisition that the condensed combined companies incurred upon completion of Socialyte acquisition.

NOTE 3 – ESTIMATED PRELIMINARY PURCHASE PRICE CONSIDERATION

The table below represents the total estimated preliminary purchase price consideration:

Closing Common Stock (2,031,491 shares, including 685,234 shares for a working capital adjustment, at a purchase price of $2.65, the September 30, 2022 closing stock price)	$5,383,451
Cash paid at closing	5,053,827
Reimbursement of Seller transaction costs	62,300
Cash to be paid in subsequent installments	3,000,000
Preliminary purchase price consideration	$13,499,578

NOTE 4 – ESTIMATED PRELIMINARY PURCHASE PRICE ALLOCATION

The Company has performed a preliminary valuation analysis of the estimated fair market value of Socialyte’s assets and liabilities that were acquired or assumed by the Company.

The following table summarized the allocation of the preliminary purchase price as of the Closing Date:

Cash	$205,822
Accounts receivable	3,919,324
Other current assets	216,005
Property, equipment and leasehold improvements	30,827
Intangibles	5,080,000
Total identifiable assets acquired	9,451,978

Accrued payable	(2,628,590)
Accrued expenses and other current liabilities	(1,494,069)
Deferred revenue	(1,475,742)
Total liabilities assumed	(5,598,401)
Net identifiable assets acquired	3,853,577
Goodwill	9,646,001
Net assets acquired	$13,499,578

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheets as of September 30, 2022 and the statements of operations for the year ended December 31, 2021 and the nine months ended September 30, 2022. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (i) changes in allocations to intangible assets such as trade name and customer relationships, as well as goodwill and (ii) other changes to the assets and liabilities.

NOTE 5 – FINANCING TRANSACTIONS

Term Loan

On the Closing Date, Socialyte and MidCo, with Dolphin as guarantor, entered into a secured term loan, with a principal amount of $3,000,000, with BankProv, a Massachusetts Savings Bank, (the “Term Loan”) to partially finance the cash portion of the acquisition of Socialyte. The Term Loan bears interest at a rate of 7.37% per annum and matures on November 14, 2027. Pursuant to the terms of the Term Loan, monthly payments of principal and interest began on December 14, 2022. The Term Loan contains customary representations and warranties and usual and customary affirmative and negative covenants.

The Company’s obligations under the Term Loan are secured by a lien on substantially all of Socialyte’s assets, pursuant to a credit and security agreement, dated as of the Closing Date.

The Company may prepay the Term Loan in whole or in part, upon at least a (3) day notice to Bank Prov, without premium or penalty, unless the prepayment is made as a result of a refinancing agreement that is not with Bank Prov. In that case, the prepayment will have a penalty of 3% if prepaid within the first year term, 2% if prepaid during the second year term and 1% if prepaid during the third year term.

Promissory Note

On the Closing Date, Dolphin, through MidCo, issued the Seller an unsecured promissory note for the balance of the cash portion of the purchase price of Socialyte. The unsecured promissory note is for a principal amount of $3,000,000, bears interest at 4% per annum and matures on September 30, 2023 (the “Promissory Note”). Pursuant to the terms of the Promissory Note, $1,500,000 is payable on June 30, 2023 and $1,500,000 is payable on September 30, 2023. The Promissory Note will accrue interest that will be payable on the installment dates and may be prepaid without penalties at any time prior to its maturity. The Promissory Note contains customary representations and warranties and usual clauses pertaining to defaults and remedies of defaults.

NOTE 6 – PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined information:

(a)	Represents the $2,123,000 cash paid to the Seller by Dolphin on the Closing Date, calculated at the $5,053,827 due under the purchase agreement, net of the $2,930,827 financed at closing, that was paid by Bank Prov directly to the Seller. See Note 5 for further discussion on the Term Loan.

(b)	The adjustment to goodwill of $9,324,511 represents the following:

(i)	$9,646,001 of preliminary goodwill based on the excess of purchase consideration of Socialyte and the preliminary fair value of the net identifiable assets acquired.

(ii)	Write off of $321,490 of unamortized goodwill from previous transactions undertaken by Socialyte.

In accordance with ASC 805, goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present.  In the event that goodwill has become impaired, we will record an expense for the amount impaired during the fiscal quarter in which the determination is made.

(c)	The addition of intangible assets as a result of the estimated preliminary purchase price allocation is comprised of the following:

	Closing Date Opening Balance	Estimated Useful Live (Years)	Annual Amortization	Quarterly Amortization
Intangible assets:
Customer relationships	$4,930,000	10	Note (1)
Trade name	150,000	3	50,000	12,500
	$5,080,000

Note (1) - The Company amortizes customer relationships using an accelerated method in which a greater percentage of the customer relationship asset is amortized in the early years of the asset’s useful life as the ability to generate revenue from this asset is greater in the beginning years. The amortization expense presented in these unaudited condensed combined proforma financial statements for the year ended December 31, 2021 and the nine months ended September 30, 2022, is $727,364 and $519,095, respectively.

(d)	Represents $2,588,127 of net related party transactions. Prior to the Closing Date and pursuant to the Purchase Agreement, all of the Company’s related party transactions with the Seller were settled by the Seller.

(e)	The Company entered into a Term Loan in the amount of $3,000,000 and a Promissory Note in the amount of $3,000,000 to partially finance the cash portion of the acquisition of Socialyte. The Term Loan is presented net of loan origination fees in the amount of $69,173 that are being expensed as interest expense over the life of the Term Loan. For the year ended December 31, 2021 and the nine months ended September 30, 2022, the Company recorded interest expense (including the amortization of the loan origination fees) of $309,934 and $176,201, respectively on these unaudited condensed combined proforma financial statements. See Note 5 for further discussion on the Term Loan and the Promissory Note.

For the year ended December 31, 2021 and the nine months ended September 30, 2022, the Company reduced interest expense in the amount of $60,745 and $31,345, respectively for interest attributable to the First Republic line of credit paid off by the Seller prior to the Closing Date.

(f)	Prior to the Closing Date, Socialyte had a line of credit with First Republic Bank with an outstanding balance of $1,500,000. Pursuant to the terms of the Purchase Agreement and prior to the Closing Date, the Seller repaid the balance of the line of credit.

(g)	Adjustments to shareholders equity are as follows:

Common Stock, par value of 2,031,491 shares issued on the Closing Date	$30,472
Additional paid in capital of Common Stock issued on the Closing Date	5,352,979
Total fair value of the equity of the Socialyte acquisition	5,383,451
Reimbursed transaction costs to the Seller	62,300
Historical member equity of Socialyte	(183,194)
Adjustment to shareholders equity	$5,262,557

(h)	$99,281 represents the accrual for additional transaction costs incurred by the Company subsequent to September 30, 2022. The remaining transaction costs of $250,760 are included in the historical consolidated statement of operations for the nine months ended September 30, 2022.

(i)	The Company recalculated loss per share as if the acquisition had taken place and shares had been issued on January 1, 2021:

	Year ended December 31, 2021		Nine months ended September 30, 2022
	Historical	Pro Forma	Historical	Pro Forma
Numerator
Net loss attributable to Dolphin Entertainment common stock shareholders and numerator for basic loss per share	(6,462,303)	(5,454,024)	(1,492,191)	(1,618,532)
Change in fair value of convertible notes payable	—	—	(577,522)	(577,522)
Change in fair value of warrants	—	—	(105,000)	(105,000)
Interest expense	—	—	29,589	29,589
Numerator for diluted loss per share	$(6,462,303)	$(5,454,024)	$(2,145,124)	$(2,271,465)

Denominator
Denominator for basic LPS - weighted-average shares	7,614,774	9,640,699	9,307,830	11,339,249
Effect of dilutive securities:
Warrants	—	—	2,100	2,100
Convertible notes payable	—	—	127,877	127,877
Denominator for diluted LPS - adjusted weighted-average shares	7,614,774	9,640,699	9,437,807	11,469,226

Basic loss per share	$(0.85)	$(0.57)	$(0.16)	$(0.14)
Diluted loss per share	$(0.85)	$(0.57)	$(0.23)	$(0.20)